SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 19, 2004    .

MYKROLIS CORPORATION

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-16611	04-3536767
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

        Item 1.01 Entry into Material Definitive Agreement

In connection with the appointment of Mr. Gideon Argov as the Company’s chief executive officer, the Company and Mr. Argov signed an Offer Letter, dated November 18, 2004 (the “Offer Letter”). A brief description of the terms and conditions of the Offer Letter is set out in Item 5.02(c) of this Current Report on Form 8-K. Further, in connection with his retirement as Chief Executive Officer of the Company, the Company entered into a letter agreement, dated November 19, 2004, with C. William Zadel, the Company’s Chief Executive Officer until November 21, 2004. A brief description of the terms and conditions of this letter agreement is set out in Item 5.02(b) of this Current Report on Form 8-K.

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Not Applicable

(b)    On November 21, 2004, C. William Zadel, the Chairman of the Board, Chief Executive Officer and a director of Mykrolis Corporation (the “Company”) resigned as Chief Executive Officer with immediate effect. This resignation implements Mr. Zadel’s previously announced plans to retire by the end of 2004. Mr. Zadel will continue as Chairman of the Board and a director of the Company until December 31, 2004. Commencing January 1, 2005, Mr. Zadel will assume the part time position of CEO-Emeritus at an annual salary of $40,000 to provide advice and consultation to the Chief Executive Officer and the Board of Directors. Also effective January 1, 2005, Thomas O. Pyle, a director of the Company since 2001, will assume the position of Chairman of the Board.

(c)    On November 22, 2004, the Company announced that effective November 21, 2004 the Company’s Board of Directors had elected Gideon Argov Chief Executive Officer of the Company. Gideon Argov, 47, joined the Company effective November 21, 2004. There are no family relationships between Mr. Argov and any other officer or director of the Company. From 2000 until the present, Mr. Argov has served as the Managing Director of Parthenon Capital, LLC, a private equity investment firm. Prior to joining Parthenon Capital, LLC, Mr. Argov served as the Chief Executive Officer of Kollmorgen Corporation, an NYSE listed manufacturer of electronic motion control devices, a position he held from 1991 through 2000. From 1988 until 1991 Mr. Argov served as Chief Executive Officer of High Voltage Engineering Corporation, an NYSE listed manufacturer of industrial products. Mr. Argov serves as a director of Helix Technologies, Inc. (semiconductor equipment), TransTechnology Corporation (aerospace subsystems) and Amazys Holding AG (instrumentation and software for color control in industrial processes) and as Chairman and a director of Fundtech Corporation (banking software).

Since the beginning of the Company’s last fiscal year there has been and there is currently no proposal for any transaction between Mr. Argov or any entity in which he holds a material interest and the Company of the sort required to be disclosed by Item 404(a) of Regulation S-K.

Under the terms of the Offer Letter, dated November 18, 2004, Mr. Argov will receive an annual base salary of $450,000 and, commencing in 2006 will be eligible to participate in the Mykrolis Incentive Plan with a target pay-out of 70% of base salary. Mr. Argov will enter into a Change in Control Agreement and an Indemnity Agreement with the Company, as approved by the Company’s board of directors to take effect as of the date he assumed office.

Effective November 21, 2004, Mr. Argov was granted nonqualified stock options to purchase an aggregate of 450,000 shares of the Company’s Common Stock at fair market value as of the close of the New York Stock Exchange on that date. These options vest 25% on the anniversary of the date of grant and quarterly thereafter in 12 equal installments. Effective November 21, 2004, Mr. Argov was also awarded 50,000 shares of restricted stock; the restrictions lapse with respect to 25% of such shares on each anniversary of the date of award.

(d)    Effective November 21, 2004, the Company’s Board of Directors also elected Mr. Argov as a Class III director to serve until the Annual Meeting of Stockholders in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MYKROLIS CORPORATION

Dated: November 22, 2004	By:	/s/ Peter W. Walcott
Peter W. Walcott, Vice President & General Counsel